EXHIBIT 4.1

                                                        EXECUTION COUNTERPART


                    AMENDMENT AND WAIVER UNDER NOTE AGREEMENT


           THIS AMENDMENT AND WAIVER UNDER NOTE AGREEMENT (this "AMENDMENT") is dated as of the January 7, 2002, among GUILFORD MILLS, INC. (the "COMPANY") and each of the Purchasers a party hereto (collectively, the "PURCHASERS");

                             PRELIMINARY STATEMENTS

           1. The Company and each of the Purchasers entered into an Amended and Restated Note Purchase Agreement dated November 6, 2000 (collectively, as amended through the date hereof, the "NOTE AGREEMENTS").

           2. Under the Amendment and Waiver under Note Agreement, dated as of August 13, 2001 (the "AUGUST AMENDMENT AND WAIVER") as extended by the Amendment and Waiver, dated as of October 31, 2001, as further extended and supplemented by the Amendment and Waiver, dated as of December 17, 2001 (the "DECEMBER AMENDMENT AND WAIVER"), the Purchasers agreed to waive certain Events of Default, which waiver will expire on January 7, 2002;

           3. The Company has requested that the Purchasers extend such waiver;

           4. The Purchasers are willing to extend such waiver, subject to the satisfaction of conditions and terms set forth herein, by entering into this Amendment and Waiver.

           NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Company and the Purchasers hereby covenant and agree as follows:

           1. DEFINITIONS. Unless otherwise specifically defined herein, each term used herein which is defined in the Note Agreements shall have the meaning assigned to such term in the Note Agreements.

           2. WAIVER. Effective upon satisfaction of the conditions to effectiveness set forth in Section 16 hereof, and subject to the other terms and conditions set forth herein, each of the Purchasers agrees (i) to extend to January 18, 2002 the date by which a Note Agreement Amendment (as defined in the August Amendment and Waiver) must, as required by Section 8 of the August Amendment and Waiver and by Section 9 of the December Amendment and Waiver, be executed and become effective and (ii) to extend to January 18, 2002 the waiver provided in Section 2 of the August Amendment and Waiver and Section 2 of the December Amendment and Waiver.

           3. PAYMENT OF INTEREST. The Company and the Noteholders agree that
(i) the interest payment of $891,100.85 due on December 31, 2001 shall be deferred and shall be due and payable on January 18, 2002; (ii) the balance of unpaid interest accruing under the Notes at the Applicable Rate from May 16, 2001 through January 18, 2002 shall be due and payable not later than 11:00 a.m. on January 18, 2002 and (iii) the grace period of five Business Days set forth in Section 11(b) of the Note Agreements shall not be applicable to the payments required under clauses (i) and (ii) of this Section 3 and no grace period shall be afforded to the Company with respect thereto.

           4. AMENDMENT TO SECTION 7.1(B). Section 7.1(b) of the Note Agreement is hereby amended by adding the following proviso at the end of paragraph (b) thereof:

           ; provided, that with respect to the fiscal year ending in 2001, such financial information may be delivered on or prior to January 18, 2002.

           5. AMENDMENT TO SECTION 10.19. Section 10.19 of the Note Agreements is amended by deleting the date "January 7, 2002" where such date appears therein and replacing such date with "January 18, 2002."

           6. AMENDMENT OF SCHEDULE B. Schedule B to each of the Note Agreements is amended by deleting "January 7, 2002" in the definition of "Reserved Asset Disposition Proceeds" and inserting in lieu thereof "January 18, 2002".

           7. RESTATEMENT OF REPRESENTATIONS AND WARRANTIES. Since October 31, 2001, there has been no event, act, condition or occurrence having a Material Adverse Effect. The Company hereby restates and renews each and every other representation and warranty heretofore made by it in the Note Agreements as fully as if made on the date hereof (after giving effect to the amendments and extension of waiver contained herein) and with specific reference to this Amendment and all other documents executed and/or delivered in connection herewith.

           8. EFFECT OF AMENDMENT AND WAIVER. Except as set forth expressly hereinabove, all terms of each of the Note Agreements shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Company. The waiver extended in Section 2 of this Amendment shall continue to be limited in the manner described in Section 7 of the August Amendment and Waiver.

           9. CONDITION SUBSEQUENT; EXPIRATION OF WAIVER. Notwithstanding anything to the contrary contained herein, in the event a Note Agreement Amendment has not been executed and become effective on or before January 18, 2002, the extension of waiver made pursuant to Section 2 hereof for the September 2001 Fiscal Quarter and the December 2001 Fiscal Quarter shall expire and become void and of no further force or effect on such date, and the provisions of the Fixed Charge Coverage Covenant, the Leverage Covenant, the Net Worth Covenant and the EBITDA Covenant shall be strictly enforceable by each Purchaser for the September 2001 Fiscal Quarter and the December 2001 Fiscal Quarter to the same extent as if no waiver had ever been given pursuant hereto.

           10. REAFFIRMATION; NO NOVATION OR MUTUAL DEPARTURE. The Company expressly acknowledges and agrees that: (i) there has not been, and this Amendment and Waiver does not constitute or establish, a novation with respect to any Note or Note Agreement, or a mutual departure from the strict terms, provisions and conditions thereof, other than as provided herein; and (ii) nothing in this Amendment and Waiver shall affect or limit a Purchaser's right to demand payment of liabilities owing from the Company to such Purchaser under, or to demand strict performance of the terms, provisions and conditions of, its respective Note Agreement, to exercise any and all rights, powers and remedies under such Note Agreement or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default which is not waived pursuant to this Amendment and Waiver, pursuant to such Note Agreement, including, without limitation, as a result of the circumstances described in Section 9 hereof.

           11. RATIFICATION. Except as expressly contemplated or provided herein, the Company hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Note Agreements effective as of the date hereof.

           12. COUNTERPARTS. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other parties, each of which when so executed and delivered by facsimile shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

           13. SECTION REFERENCES. Section titles and references used in this Amendment and Waiver shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

           14. NO DEFAULT/NO CLAIM. To induce the Purchasers to enter into this Amendment and Waiver, the Company hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Company arising out of or with respect to any of the Notes or other obligations of the Company owed to a Purchaser under its respective Note Agreement.

           15. FURTHER ASSURANCES. The Company agrees to take such further actions as any Purchaser shall reasonably request in connection herewith to evidence the waiver herein contained.

           16. GOVERNING LAW. This Amendment and Waiver shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

           17. CONDITIONS PRECEDENT. This Amendment and Waiver shall become effective only upon: (i) execution and delivery (including by facsimile) of this Amendment and Waiver by the Company and all the holders; (ii) execution and delivery (including by facsimile) of the Consent and Reaffirmation of Guarantors at the end hereof by the Guarantors; (iii) execution and delivery (including by facsimile) of the Eighth Amendment to Intercreditor Agreement in substantially the form of Annex 1 to the Bank Amendment; and (iv) execution and delivery (including by facsimile) of the Ninth Amendment to and Waiver under Credit Agreement (the "BANK AMENDMENT").


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
           IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment and Waiver to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.



                                  GUILFORD MILLS, INC.

                                  By: Mark E. Cook
                                      ----------------------------------------
                                      Title: Treasurer


















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
                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                  By: Thomas E. Luther
                                      ----------------------------------------
                                      Title: Chief Financial Officer,
                                              Vice President




















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
                                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                  AMERICAN GENERAL ANNUITY INSURANCE COMPANY

                                  By: American General Investment
                                      Management, L.P.

                                  By: American General Investment Managing
                                      Corporation, its general Partner


                                  By: Lochlan O. McNew
                                      ----------------------------------------
                                      Title: Senior Vice President
















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

                                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                  By: David L. Babson & Company, Inc.,
                                             as Investment Advisor


                                  By: Jill A. Fields
                                      ----------------------------------------
                                      Title: Director



                                  CM LIFE INSURANCE COMPANY

                                  By: David L. Babson & Company, Inc.,
                                             as Investment Advisor


                                  By: Jill A. Fields
                                      ----------------------------------------
                                      Title: Director














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
               CONSENT, REAFFIRMATION AND AGREEMENT OF GUARANTORS

           Each of the undersigned (i) acknowledges receipt of the foregoing Amendment and Waiver Under Note Agreement, dated as of January 7, 2002 (the "AMENDMENT AND WAIVER"), (ii) consents to the execution and delivery of the Amendment and Waiver by the parties thereto and acknowledges the limitation with respect to such Amendment and Waiver, as set forth therein and (iii) reaffirms all of its obligations and covenants under each of the Guaranty Agreements, dated as of November 6, 2000 (each, a "GUARANTY"), executed by it in favor of each of the Purchasers (as defined in the Amendment and Waiver), and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment and Waiver, (iv) acknowledges and agrees that there exists no right of offset, defense, counterclaim, claim or objection in favor of it arising out of or with respect to any Note (as defined in each Guaranty) or other obligations of such Guarantor (as defined in each Guaranty) owed to any Purchaser under any Note Agreement (as defined in each Guaranty), any Guaranty or any document delivered in connection therewith, and (v) agrees to take such further actions as any Purchasers shall reasonably require in connection with the Amendment and Waiver and to evidence the amendments and waivers contained therein. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                             GOLD MILLS, Inc., a Delaware corporation   (SEAL)
                             RASCHEL FASHION INTERKNITTING, LTD.,
                                a New York corporation   (SEAL)
                             CURTAINS AND FABRICS, INC.,
                                a New York corporation   (SEAL)
                             GFD FABRICS, INC.,
                                a North Carolina corporation   (SEAL)
                             GFD SERVICES, INC.,
                                a Delaware corporation   (SEAL)
                             MEXICAN INDUSTRIES OF NORTH
                             CAROLINA, INC.,
                                a North Carolina corporation   (SEAL)
                             HOFMANN LACES, LTD.,
                                a New York corporation   (SEAL)
                             ADVISORY RESEARCH SERVICES, INC.
                                a North Carolina corporation   (SEAL)
                             GUILFORD MILLS (MICHIGAN), INC.
                                a Michigan corporation   (SEAL)
                             GUILFORD AIRMONT, INC.,
                                a North Carolina corporation   (SEAL)
                             GOLD MILLS FARMS, INC.,
                                a New York corporation   (SEAL)
                             GMI COMPUTER SALES, INC.
                             a North Carolina corporation   (SEAL)
                             each as a Guarantor


                             By: Mark E. Cook
                                 --------------------------------------------
                                 Title: Vice President

                             TWIN RIVERS TEXTILE PRINTING AND FINISHING, a North Carolina general partnership as a Guarantor

                             By: Advisory Research Services, Inc.
                                 a General Partner


                             By: Mark E. Cook
                                 --------------------------------------------
                                 Title: Vice President